UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 2, 2007

PINPOINT ADVANCE CORP.
(Exact name of registrant as specified in its charter)

Delaware	000-52562	33-1144642
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Maskit Street Herzeliya, Israel	46700
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 972-9-9500245

Not Applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. OTHER EVENTS

On April 25, 2007, Pinpoint Advance Corp. (the “Company”) consummated its initial public offering (“IPO”) of 2,500,000 Units. On May 2, 2007, the Company consummated the closing of 375,000 Units subject to the underwriters' over-allotment option. Each Unit consists of one share of common stock, $.0001 par value per share, and one warrant to purchase one share of the Company's common stock. The 2,875,000 Units sold in the IPO (including the 375,000 Units subject to the underwriters' over-allotment option) were sold at an offering price of $10.00 per Unit, generating total gross proceeds of $28,750,000. Of this amount, $28,366,000 was placed in trust. In addition, the first $114,900 in interest earned on the amount held in the trust account (net of taxes payable) will be used to bring the amount held in trust for the benefit of the public stockholders to an aggregate of $28,480,900 ($9.91 per share).

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(c)  Exhibits:

       Exhibit 99.1     Press Release dated May 2, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 2, 2007	PINPOINT ADVANCE CORP.

By: /s/ Adiv Baruch
Name: Adiv Baruch
Title: President and Chief Executive Officer